Exhibit 99.1

Contact:

Meghan Lublin

Corporate Communications

(703) 854-0299

January 7, 2013

Sunrise Stockholders Approve Acquisition by Health Care REIT

McLean, Va. — Sunrise Senior Living, Inc. (NYSE: SRZ) announced that at its special meeting of stockholders held today, Sunrise stockholders voted to approve the adoption of the previously announced merger agreement with Health Care REIT, Inc. (NYSE: HCN).  98.3% of the votes cast by Sunrise stockholders were in favor of this proposal, representing 69.4% of the shares of Sunrise common stock entitled to vote.  Sunrise stockholders also voted to approve, on an advisory, nonbinding basis, the contractually based compensation that may be paid or become payable to Sunrise’s named executive officers that is based on or otherwise relates to the proposed acquisition.

The merger, which remains subject to customary closing conditions, is expected to close on January 9, 2013.

Goldman, Sachs & Co. and Keybanc Capital Markets Inc. served as financial advisors, and Wachtell, Lipton, Rosen & Katz as legal advisor to Sunrise.

About Sunrise Senior Living

Sunrise Senior Living, a McLean, Va.-based company, employs approximately 31,600 people. As of September 30, 2012, Sunrise operated 303 communities located in the United States, Canada and the United Kingdom, with a unit capacity of approximately 29,400 units. Sunrise offers a full range of personalized senior living services, including independent living, assisted living, care for individuals with Alzheimer’s and other forms of memory loss, as well as nursing and rehabilitative services. Sunrise’s senior living services are delivered by staff trained to encourage the independence, preserve the dignity, enable freedom of choice and protect the privacy of residents. To learn more about Sunrise, please visit http://www.sunriseseniorliving.com.

Forward-Looking Statements

This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the company uses words such as “may,” “will,” “intend,”

“should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including the risk that we will be unable to satisfy the closing conditions to the transaction; the risk that we may not be able to complete the sale of our management company to shareholders or distribute the proceeds thereof as a cash dividend to our shareholders; the risk that we and/or Health Care REIT will be unable to perform certain obligations under the transaction agreements; the risk relating to unanticipated difficulties and/or expenditures relating to the transaction; the risk that we are unable to extend leases on our operating properties at expiration; the risk that we will be unable to obtain certain third party consents; the risk that some of our management agreements, subject to early termination provisions based on various performance measures, could be terminated due to failure to achieve the performance measures; the risk that our management agreements can be terminated in certain circumstances due to our failure to comply with the terms of the management agreements or to fulfill our obligations thereunder; the risk that ownership of the communities we manage is heavily concentrated in a limited number of business partners; the risk that our current and future investments in ventures could be adversely affected by our lack of sole decision-making authority, our reliance on venture partners’ financial condition, any disputes that may arise between us and our venture partners and our exposure to potential losses from the actions of our venture partners; the risk related to operating international communities that could adversely affect those operations and thus our profitability and operating results; the risk from competition and our response to pricing and promotional activities of our competitors; the risk of not complying with government regulations; the risk of new legislation or regulatory developments; the risks associated with the ownership and operation of assisted living and independent living communities; other risk factors contained in the Company’s Form 10-K filed with the SEC on March 1, 2012, as amended on March 15, 2012, and as may be amended or supplemented in our Form 10-Q filings. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. Unless the context suggests otherwise, references herein to “Sunrise,” the “Company,” “we,” “us” and “our” mean Sunrise Senior Living, Inc. and our consolidated subsidiaries.

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